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                                                                 Exhibit 3.3

                              CERTIFICATE OF AMENDMENT

                                    OF BYLAWS OF

                             SILICON VALLEY BANCSHARES

     The undersigned Secretary of Silicon Valley Bancshares, hereby certifies that Sections 2.3, 2.8(b)(ii) and 2.11 of the Bylaws of this corporation were amended on October 22, 1998, by the Board of Directors of this corporation such that such Sections now read in their entirety as follows:

"         Section 2.3    SPECIAL MEETINGS.  Special meetings of the
shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Law, may be called at any time by the Board or, subject to the provisions of this Section 2.3, by the Chair of the Board, the President, or one or more shareholders holding not less than ten percent (10%) of the votes entitled to be cast at the meeting. For a special meeting of the shareholders to be properly brought by any person or persons other than the Board pursuant to the preceding sentence, the person or persons calling the meeting must have given timely notice thereof in writing to the Secretary of the Corporation and the business proposed to be conducted at such meeting must otherwise be a proper matter for shareholder action. To be timely, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the date of the meeting proposed by the person or persons calling the meeting. Such notice shall set forth (a) the proposed date and time of the meeting, (b) as to each person whom the person or persons calling the meeting propose to nominate for election or reelection as a director all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto) (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (c) as to any other business that the person or persons calling the meeting proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such person or persons and any other person or entity, if any, on whose behalf the proposal is made; and (d) as to any shareholders giving the notice (i) the name and address of such shareholders, as they appear on the Corporation's books and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholders. Upon notice meeting the requirements of this Section 2.3 by any person or persons entitled to call a special meeting of shareholders, the Corporation shall cause notice to be given to shareholders entitled to vote that a meeting will be held. Except in special cases where other express provision is made by statute, notice of special meetings shall be given in the same manner as for annual meetings of shareholders. In addition, to the matters required by items (i), and, if applicable, (ii) and (iii) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting."

"              2.8(b)(ii)     Prompt notice shall be given at the taking of any
other corporate action approved by shareholders without a meeting by less than unanimous written


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consent, to those shareholders entitled to vote who have not consented in writing. Such notices shall be given as provided in Section 2.2(c) of these Bylaws.

               Any shareholder of record or other person or entity seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date pursuant to Section 5.1 hereof. The Board of Directors may, at any time within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed pursuant to Section 5.1 hereof). If no record date has been fixed by the Board of Directors pursuant to Section 5.1 hereof or otherwise within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

               In the event of the delivery, in the manner provided by this
Section 2.8(b)(ii), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, in the event such inspectors are appointed, no action by written consent without a meeting shall be effective until such date as such appointed independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance herewith represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.8 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after any certification by any independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with this Section 2.8, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed herein.

               Any shareholder giving a written consent, or the shareholder's proxyholder, or a transferee of the shares, or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents by the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation."


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"              2.11 NOMINATIONS AND PROPOSALS.

               Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at any meeting of shareholders only (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11.

               For nominations or other business to be properly brought before a shareholders meeting by a shareholder pursuant to clause (c) of the preceding sentence, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the meeting; provided, however, that in the event that less than 65 days notice of the meeting is given to shareholders, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. In no event shall the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto) (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding any provision herein to the contrary, no business shall be conducted at a shareholders meeting except in accordance with the procedures set forth in this Section 2.11."

     This Certificate of Amendment of Bylaws shall be effective as of this 22nd day of October, 1998.



-----------------------------
A. Catherine Ngo, Secretary